UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

Lumera Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32246	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell, Washington	98011
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On October 24, 2008, Lumera Corporation (the “Company”) issued a press release announcing that its Board of Directors set October 10, 2008 as the record date for the Company’s Annual Meeting of Stockholders, which will take place on December 4, 2008. Among other items, the Company’s stockholders will be asked to vote on the proposed merger with GigOptix, LLC. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 28, 2008, the Company issued a press release announcing that the SEC declared the GigOptix Inc. S-4 Registration Statement effective as of October 27, 2008. Additionally, the Company announced that Dr. Avi Katz, CEO of GigOptix LLC and Peter Biere, CFO of the Company, will host a conference call on November 19th at 4:30PM EST to answer shareholder questions relating to the proposed merger. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on October 24, 2008

99.2	Press Release issued by the Company on October 28, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

By:	/s/ Peter J. Biere
Name:	Peter J. Biere
Title:	Chief Financial Officer and Treasurer

Date: October 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on October 24, 2008

99.2	Press Release issued by the Company on October 28, 2008